AMENDMENT TO THE BY-LAWS OF AUBURN BANCORP

                                   ARTICLE III

Section 2. Number and Qualification of Directors. The authorized number of Directors shall be not less than six (6) nor more than eleven (11) until changed by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of Directors shall be ten (10), until changed, within the limits specified above, by a Bylaw amending this Section 2, duly adopted by the Board of Directors or by the Shareholders.










Date:  January 18, 1984

                   AMENDMENT TO THE BY-LAWS OF AUBURN BANCORP

                                   ARTICLE III

Section 2. Number and Qualification of Directors. The authorized number of Directors shall be not less than six (6) nor more than eleven (11) until changed by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of Directors shall be nine (9), until changed, within the limits specified above, by a Bylaw amending this Section 2, duly adopted by the Board of Directors or by the Shareholders.










Date:  February 25, 1984

                                 AUBURN BANCORP

                RESOLUTION APPROVING AMENDMENT OF PART OF BYLAWS


               WHEREAS, it is deemed to be in the best interests of this Corporation and its shareholders that the Bylaws of the Corporation be amended in certain respects;


               NOW, THEREFORE, BE IT RESOLVED, that the following amendment to the Bylaws of this Corporation is approved and adopted:


     Section 13. Nomination Procedures. Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of any meeting called for the election of directors) are required to be made in writing and to be delivered or mailed to the president of the Company by the later of: (i) the close of business 21 days prior to any meeting of stockholders called for the election of directors, or (ii) 10 days after the date of mailing of notice of the meeting to stockholders. Such notification must contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Company owned by the notifying stockholder;
     (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions; and, (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors, if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

     Dated: March 21, 1984

                   AMENDMENT TO THE BY-LAWS OF AUBURN BANCORP



ARTICLE II, SECTION 2. ANNUAL MEETING. The annual meeting of shareholders shall be held on the third Wednesday in April of each year at 7:30 p.m., or such other date or such other time as may be fixed by the Board of Directors. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, Directors shall be elected, and any other proper business within the power of the shareholders may be transacted.




ARTICLE III, SECTION 6. REGULAR MEETINGS. Immediately following each annual meeting of shareholders and at the same place, the Board shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Other regular meetings of the Board shall be held without notice either on the third Wednesday of each month at the hour of 9:00 p.m. or at such different date and time as the Board may from time to time fix by resolution; provided, however, should said day fall upon a legal holiday observed by the corporation at its principal office, then said meeting shall be held at the same time and place on the next succeeding full business day. Call and notice of all regular meetings of the Board are hereby dispensed with.


Dated: March 21, 1984

                                                                     "Exhibit A"



                   AMENDMENT TO THE BY-LAWS OF AUBURN BANCORP


                                   ARTICLE III


SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall be not less than six (6) nor more than eleven (11) until changed by amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of Directors shall be ten (10), until changed, within the limits specified above, by a Bylaw amending this Section 2, duly adopted by the Board of Directors or by the Shareholders.






Dated:  June 20, 1984


























June 20, 1984

ARTICLE III, Section 2.  Number and Qualification of Directors




                      RESOLUTION OF THE BOARD OF DIRECTORS

                                 AUBURN BANCORP



WHEREAS, the Board of Directors of Auburn Bancorp ("Bancorp") desire to increase the number of members of the Board to eleven (11); and

WHEREAS, the Board of Directors of Bancorp now desire to amend the Bylaws of Bancorp so that no more than eleven (11) may serve on the Board of Directors of Bancorp; and

WHEREAS, the Board of Directors of Bancorp have considered the qualifications, abilities and character of Paul Brocker to serve on the Board of Directors of Bancorp;

NOW THEREFORE, IT IS RESOLVED, that Article III, Section 2 of the Bylaws of Bancorp is amended in its entirety to read as follows:

     "Section 2. Number and Qualification of Directors. The authorized number of Directors shall be not less than six (6) nor more than eleven (11) until changed by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of Directors shall be eleven (11), until changed, within the limits specified above, by a Bylaw amending this Section 2, duly adopted by the Board of Directors or by the Shareholders."

RESOLVED FURTHER, that Paul Brocker is hereby elected as a Director of Bancorp.




Dated:  July 17, 1986

                   AMENDMENT TO THE BY-LAWS OF AUBURN BANCORP




                                   ARTICLE III



SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of Directors shall be eleven (11) until changed, within the limits specified above, by a Bylaw amending this Section 2, duly adopted by the Board of Directors or by the Shareholders.




























April 20, 1988    Annual Meeting

                   AMENDMENT TO THE BY-LAWS OF AUBURN BANCORP




                                   ARTICLE III



SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of Directors shall be thirteen (13) until changed, within the limits specified above, by a Bylaw amending this Section 2, duly adopted by the Board of Directors or by the Shareholders.

























June 23, 1988 Special Shareholder Meeting for acquisition of Nevada County National Bank - add 2 directors: Dan L. Radabaugh, Gary N. Weeks for effective date of 1 August 1988.

                    AMENDMENT TO THE BYLAWS OF AUBURN BANCORP



ARTICLE III, SECTION 6.   REGULAR MEETINGS


Immediately following each annual meeting of shareholders and at the same place, the Board shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Other regular meetings of the Board shall be held without notice either on the third Wednesday of each month at the hour of 9:00 p.m. or at such different date and time as the Board may from time to time fix by resolution; provided, however, should said day fall upon a legal holiday observed by the corporation at its principal office then said meeting shall be held at the same time and place on the next succeeding full business day. Call and notice of all regular meetings of the Board are hereby dispensed with. The following is an annual schedule for monthly meetings: January, March, April (includes Annual Shareholder Meeting), July, October and December (if needed).





Dated:  November 16, 1988

                    AMENDMENT TO THE BYLAWS OF AUBURN BANCORP



                                  AMENDMENT III



SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of Directors shall be eleven (11) until changed, within the limits specified above, by a Bylaw amending this Section 2, duly adopted by the Board of Directors or by the Shareholders.
























October 18, 1989 - resignation of: Dan L. Radabaugh, Richard J. Azevedo

                    AMENDMENT TO THE BYLAWS OF AUBURN BANCORP



                                  AMENDMENT III



SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of Directors shall be ten (10) until changed, within the limits specified above, by a Bylaw amending this Section 2, duly adopted by the Board of Directors or by the Shareholders.
























March 20, 1991 - Dale R. Morris deceased October 1, 1990

                   AMENDMENT TO THE BY-LAWS OF AUBURN BANCORP



ARTICLE IV/OFFICERS



Section 6. Chairperson of the Board The Chairperson of the Board, it there shall be such an officer, shall, if present preside at all meetings of the Board and of the shareholders, and exercise and perform such other powers and duties as may be from time to time assigned by the Board. Not withstanding anything to the contrary, the chairperson of the Board shall not be an Executive Officer of the corporation and shall be excluded from participating (other than in the capacity of a Director) in major policymaking functions of the corporation.


Section 10. Secretary The Secretary shall keep or cause to be kept, at the principal office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, how authorized, the notice thereof given, the names of those present or represented at shareholder's meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, a copy of the By-Laws of the corporation at the principal office or business office in accordance with
Section 213 of the California General Corporation Law. The Secretary shall keep, or cause to be kept, at the principal office of the Corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificate issued for same, and the number and dates of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders, of the Board and of any committees thereof required by the By-Laws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board. Not withstanding anything to the contrary, the Secretary of the Board shall not be an Executive Officer of the corporation and shall be excluded from participating (other than in the capacity of a Director) in major policymaking functions of the corporation.





Dated:  October 19, 1994

                    AMENDMENT TO THE BYLAWS OF AUBURN BANCORP



                                  AMENDMENT III



SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of Directors shall be nine (9) until changed, within the limits specified above, by a Bylaw amending this Section 2, duly adopted by the Board of Directors or by the Shareholders.
























Dated:  February 15, 1995